GREAT-WEST LIFECO INC.


                                     RELEASE


Readers are referred to the disclaimer regarding Forward-Looking Information and Non-GAAP Financial Measures at the end of this Release.

                                                                       TSX:GWO

              Great-West Lifeco reports first quarter 2004 results

Winnipeg, April 29, 2004 ... Great-West Lifeco Inc. (Lifeco) has reported net income attributable to common shareholders, excluding restructuring charges related to the acquisition of Canada Life Financial Corporation (CLFC), of $383 million for the three months ended March 31, 2004, compared to $253 million reported a year ago, an increase of 51%. On a per share basis, this represents $0.856 per common share for the first quarter of 2004, an increase of 24%, compared to a year ago. Net income, after restructuring costs, attributable to common shareholders for the quarter was $376 million or $0.841 per common share.


Highlights
o For the first quarter of 2004, common shareholder net income, excluding restructuring charges, increased 51% and earnings per common share, on the same basis, increased 24% over the first quarter of 2003.
o Return on common shareholders' equity, excluding restructuring costs, was 19.8% for the twelve months ended March 31, 2004.
o Quarterly dividends declared were 32.25(cent) per common share payable June 30, 2004. Dividends paid on common shares for the first three months of 2004 were 19% higher than a year ago.


Consolidated net earnings for Lifeco are the net operating earnings of The Great-West Life Assurance Company (Great-West Life), Canada Life Financial Corporation, London Life Insurance Company (London Life) and Great-West Life & Annuity Insurance Company (GWL&A), together with Lifeco's corporate results.

CANADA/EUROPE SEGMENT

Canada/Europe consolidated net earnings of Lifeco attributable to common shareholders for the first quarter of 2004 increased 85% to $224 million from $121 million a year ago.

The increase was due to strong operating earnings for Great-West Life, London Life, and CLFC's Canadian and European businesses. The CLFC results were not a part of last year's first quarter numbers.

Total premiums and deposits for the three months ended March 31, 2004 increased $3.9 billion from 2003 levels. The increase reflects the inclusion of CLFC in 2004 together with solid increases in segregated funds deposits.

Fee income for the three months ended March 31, 2004 increased $147 million from a year ago, as a result of the inclusion of CLFC in 2004 as well as higher segregated funds assets.

Total assets under administration at March 31, 2004 were $117.7 billion, up $5.6 billion from December 31, 2003 levels, with increases in general funds of $1.7 billion and in segregated funds of $3.9 billion.


UNITED STATES SEGMENT

United States consolidated net earnings of Lifeco attributable to common shareholders for the first quarter of 2004 increased 20% to $159 million from $132 million a year ago.

The increase was primarily related to favourable results for Financial Services reflecting the inclusion of CLFC in 2004.

Total premiums and deposits for the three months ended March 31, 2004 reflect increases for Financial Services retirement products and decreases in Healthcare premiums essentially reflecting the cession of Canada Life's U.S. group business during the first quarter of 2004.

The decrease in fee income for the three months ended March 31, 2004 is attributable to the Group health ASO business.

Total assets under administration were $47.8 billion at March 31, 2004 essentially unchanged from December 31, 2003 levels.


LIFECO CORPORATE

Corporate net earnings results for Lifeco, attributable to common shareholders, were a net charge of $7 million comprised of restructuring costs related to the acquisition of CLFC.


QUARTERLY DIVIDENDS

At its meeting today, the Board of Directors approved a quarterly dividend of $0.3225 per share on the common shares of the Company payable June 30, 2004 to shareholders of record at the close of business June 2, 2004.

In addition, the Directors approved quarterly dividends on:
o    Series D First Preferred Shares $0.293750 per share;
o    Series E First Preferred Shares $0.30 per share; and
o Series F First Preferred Shares $0.36875 per share payable June 30, 2004 to shareholders of record at the close of business June 2, 2004;
o Class A, Series 1 Preferred Shares $0.3125 per share payable July 31, 2004 to shareholders of record at the close of business July 2, 2004.



GREAT-WEST LIFECO

Great-West Lifeco Inc. (TSX:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, and reinsurance businesses. The Company has operations in Canada and internationally through The Great-West Life Assurance Company, London Life Insurance Company and The Canada Life Assurance Company, and in the United States through Great-West Life & Annuity Insurance Company and The Canada Life Assurance Company. Lifeco and its companies, including Canada Life have more than $165 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.



Forward-Looking Information and Non-GAAP Financial Measures
This release may contain forward-looking statements about the Company, including its business operations, strategy and expected financial performance and condition. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" or negative versions thereof and similar expressions. In addition, any statement that may be made concerning future financial performance (including revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company action, is also a forward-looking statement. Forward-looking statements are based on current expectations and projections about future events and are inherently subject to, among other things, risks, uncertainties and assumptions about the Company, economic factors and the insurance industry generally. They are not guarantees of future performance, and actual events and results could differ materially from those expressed or implied by forward-looking statements made by the Company due to, but not limited to, important factors such as general economic, political and market factors in North America and internationally, interest and foreign exchange rates, global equity and capital markets, business competition, technological change, changes in government regulations, unexpected judicial or regulatory proceedings, catastrophic events, and the Company's ability to complete strategic transactions and integrate acquisitions. We caution that the foregoing list of important factors is not exhaustive. The reader is cautioned to consider these and other factors carefully and not place undue reliance on forward-looking statements.

Net income, basic earnings per common share and return on common shareholders' equity are presented before restructuring as a measure of earnings performance excluding acquisition related restructuring charges. These are non-GAAP financial measures that do not have standard meanings and are not directly comparable to similar measures used by other issuers.

Further information
Selected financial information is attached.

Great-West Lifeco's first quarter analyst teleconference will be held Thursday, April 29, at 3:00 p.m.(Eastern). The call can be accessed through www.greatwestlifeco.com or by phone, through listen-only lines at:
o    Participants in the Toronto area: 416-405-8532
o    Participants from North America: 1-877-295-2825
o Participants from Overseas: Dial international access code first, then 800-3420-4230.

A replay of the call will be available from April 29, until May 6, and can be accessed by calling 1-800-408-3053 or 416-695-5800 in Toronto (passcode:
3031763#).

Additional information relating to Lifeco, including most recent interim unaudited financial statements, interim Management's Discussion and Analysis (MD&A), Annual Information Form (AIF) and CEO/CFO certificates will be filed on SEDAR at www.sedar.com. Lifeco will also be filing on SEDAR an Enhanced MD&A for the year ended December 31, 2003 to respond to new enhanced MD&A disclosure obligations for issuers, including the Company, as set out in National Instrument 51-102 - Continuous Disclosure Obligations.


                                     - end -


For more information contact:

Marlene Klassen
Director, Media & Public Relations
(204) 946-7705
marlene.klassen@gwl.ca


                             GREAT-WEST LIFECO INC.

                        FINANCIAL HIGHLIGHTS (unaudited)
                    (in $ millions, except per share amounts)


                                                                                      2004        2003      % Change
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
For the three months ended March 31
Premiums:
Life insurance, guaranteed annuities and insured health products                       $ 3,411     $ 2,949         16%
Self-funded premium equivalents (ASO contracts) (1)                                      2,007       2,166         -7%
Segregated funds deposits:   (1)
   Individual products                                                                   1,658         526        215%
   Group products                                                                        2,613       1,045        150%
                                                                                   ------------------------------------
                                                                                   ------------------------------------
Total premiums and deposits                                                              9,689       6,686         45%
                                                                                   ------------------------------------
                                                                                   ------------------------------------

Fee and other income                                                                       532         433         23%
Paid or credited to policyholders                                                        3,769       3,322         13%
Net income attributable to:
   Preferred shareholders                                                                   14           6        133%
   Common shareholders before restructuring costs (2)                                      383         253         51%
   Restructuring costs after tax (2)                                                         7           -
   Common shareholders                                                                     376         253         49%

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Per Common Share
Basic earnings before restructuring costs (2)                                          $ 0.856     $ 0.690         24%
Restructuring costs after tax (2)                                                        0.015           -
Basic earnings after restructuring costs                                                 0.841       0.690         22%
Dividends paid                                                                          0.3225       0.270         19%
Book value                                                                               17.39       11.47         52%

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

Return on common shareholders' equity (12 months):
   Net income before restructuring costs (2)                                             19.8%       23.5%
   Net income                                                                            19.5%       23.5%

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
At March 31
Total assets                                                                          $ 99,338    $ 59,533         67%
Segregated funds assets  (1)                                                            66,147      33,938         95%
                                                                                   ------------------------------------
                                                                                   ------------------------------------
Total assets under administration                                                    $ 165,485    $ 93,471         77%
                                                                                   ====================================
                                                                                   ====================================

Capital stock and surplus                                                              $ 8,892     $ 4,626         92%


(1)  Segregated funds deposits and self-funded premium equivalents
     (ASO contracts)
     The financial statements of a life insurance company do not include the assets, liabilities, deposits and withdrawals of segregated funds or the claims payments related to administrative services only (ASO) Group health contracts. However, the Company does earn fee and other income related to these contracts. Both segregated fund and ASO contracts are an important aspect of the overall business of the Company and should be considered when comparing volumes, size and trends.

(2) Following the acquisition of Canada Life Financial Corporation (CLFC) by the Company, a plan was developed to restructure and exit selected operations of CLFC (see note 2 in the Company's interim financial statements). Costs of $497 before tax are expected to be incurred as a result, including approximately $412 that was recognized as part of the purchase equation of CLFC, and $85 to be charged to income as it is incurred. Of this latter amount, shareholder net income for the three months ended March 31, 2004 includes restructuring costs of $7 after tax or $.015 per common share. Net income, basic earnings per common share and return on common shareholders' equity are presented before restructuring as a measure of earnings performance, excluding restructuring charges related to the acquisition of CLFC, and incurred during the period.



                 SUMMARY OF CONSOLIDATED OPERATIONS (unaudited)
                    (in $ millions, except per share amounts)


                                                                                   For the three months
                                                                                      ended March 31
                                                                                ----------------------------
                                                                                ----------------------------
                                                                                    2004          2003
                                                                                ----------------------------
                                                                                ----------------------------

Income
    Premium income                                                                    $ 3,411       $ 2,949
    Net investment income                                                               1,324           948
    Fee and other income                                                                  532           433
                                                                                ----------------------------
                                                                                ----------------------------
                                                                                        5,267         4,330
                                                                                ----------------------------
                                                                                ----------------------------

Benefits and Expenses
    Paid or credited to policyholders and beneficiaries
         including policyholder dividends and experience refunds                        3,769         3,322
    Commissions                                                                           291           170
    Operating expenses                                                                    584           430
    Restructuring costs (note 2)                                                            9             -
    Premium taxes                                                                          52            30
    Amortization of finite life intangible assets (note 3)                                  3             -
    Distribution on capital trust securities (note 5)                                       7             5
                                                                                ----------------------------
                                                                                ----------------------------

Net income before income taxes                                                            552           373

    Income taxes   - current                                                              164            81
                   - future                                                               (27)           25
                                                                                ----------------------------
                                                                                ----------------------------

Net income before non-controlling interests                                               415           267

Non-controlling interests (note 5)                                                         25             8
                                                                                ----------------------------
                                                                                ----------------------------

Net income                                                                              $ 390         $ 259
                                                                                ============================
                                                                                ============================

Earnings per common share (note 9)

    Basic                                                                             $ 0.841       $ 0.690
                                                                                ============================
                                                                                ============================

    Diluted                                                                           $ 0.833       $ 0.683
                                                                                ============================
                                                                                ============================

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

Summary of Net Income

    Preferred shareholder dividends                                                      $ 14           $ 6

    Net income - common shareholders                                                      376           253
                                                                                ----------------------------
                                                                                ----------------------------

    Net income                                                                          $ 390         $ 259
                                                                                ============================
                                                                                ============================

    Average number of shares outstanding - basic                                  446,686,942   366,235,013
    Average number of shares outstanding - diluted                                450,938,328   370,254,386


                     CONSOLIDATED BALANCE SHEET (unaudited)
                                 (in $ millions)

                                                                       March 31,            December 31,      March 31,
                                                                          2004               2003               2003
                                                                     ---------------     --------------     --------------
                                                                     ---------------     --------------     --------------
       Assets

       Bonds                                                               $ 55,695           $ 54,208           $ 33,884
       Mortgage loans                                                        15,150             15,088              7,601
       Stocks                                                                 3,260              3,199              1,416
       Real estate                                                            1,606              1,594              1,215
       Loans to policyholders                                                 6,709              6,566              5,869
       Cash and certificates of deposit                                       2,265              2,461                966
       Funds withheld by ceding insurers                                      3,914              4,142              4,791
       Premiums in course of collection                                         448                448                352
       Interest due and accrued                                                 925                882                538
       Future income taxes                                                      421                482                 99
       Goodwill and intangible assets (note 3)                                6,765              6,663              1,682
       Other assets                                                           2,180              1,718              1,120
                                                                     ---------------     --------------     --------------
                                                                     ---------------     --------------     --------------

       Total assets                                                        $ 99,338           $ 97,451           $ 59,533
                                                                     ===============     ==============     ==============
                                                                     ===============     ==============     ==============

       Liabilities

       Policy liabilities
          Actuarial liabilities                                            $ 68,265           $ 66,999           $ 43,332
          Provision for claims                                                  946              1,092                590
          Provision for policyholder dividends                                  535                544                353
          Provision for experience rating refunds                               599                840                874
          Policyholder funds                                                  2,164              2,023              1,896
                                                                     ---------------     --------------     --------------
                                                                     ---------------     --------------     --------------
                                                                             72,509             71,498             47,045

       Commercial paper and other loans (note 4)                              2,572              2,576              1,568
       Current income taxes                                                     586                619                447
       Funds held under reinsurance contracts                                 4,489              4,655                  -
       Other liabilities                                                      4,708              4,355              2,619
       Repurchase agreements                                                    736                503                220
       Net deferred gains on portfolio investments sold                       2,355              2,237                984
                                                                     ---------------     --------------     --------------
                                                                     ---------------     --------------     --------------
                                                                             87,955             86,443             52,883

       Non-controlling interests (note 5)                                     2,491              2,418              2,024

       Capital Stock and Surplus

          Capital stock (note 6)                                              5,788              5,783              1,981
          Surplus                                                             3,201              2,993              2,517
          Provision for unrealized gain (loss) on translation
            of net investment in foreign operations                             (97)              (186)               128
                                                                     ---------------     --------------     --------------
                                                                     ---------------     --------------     --------------
                                                                              8,892              8,590              4,626
                                                                     ---------------     --------------     --------------
                                                                     ---------------     --------------     --------------

       Liabilities, capital stock and surplus                              $ 99,338           $ 97,451           $ 59,533
                                                                     ===============     ==============     ==============
                                                                     ===============     ==============     ==============

                  CONSOLIDATED STATEMENT OF SURPLUS (unaudited)
                                 (in $ millions)



                                                                                                  For the three months
                                                                                                    ended March 31
                                                                                        -----------------------------------------
                                                                                        -----------------------------------------
                                                                                             2004                    2003
                                                                                        ---------------       -------------------
                                                                                        ---------------       -------------------

Balance, beginning of year                                                                     $ 2,993                   $ 2,382

Net income                                                                                         390                       259

Change in accounting policy (note 1(b))                                                             (4)                        -

Contributed surplus - Stock option expense                                                                                     -
      Change in accounting policy (note 1(b))                                                        5                         -
      Current year expense (note 7)                                                                  2

Common share cancellation excess                                                                   (27)                      (19)

Dividends to shareholders
      Preferred shareholders                                                                       (14)                       (6)
      Common shareholders                                                                         (144)                      (99)
                                                                                        ---------------       -------------------
                                                                                        ---------------       -------------------

Balance, end of period                                                                         $ 3,201                   $ 2,517
                                                                                        ===============       ===================

                CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)
                                 (in $ millions)



                                                                                                       For the three months
                                                                                                          ended March 31
                                                                                                 ---------------------------------
                                                                                                 ---------------------------------
                                                                                                      2004              2003
                                                                                                 ---------------   ---------------
                                                                                                 ---------------   ---------------

Operations
   Net income                                                                                             $ 390             $ 259
   Adjustments for non-cash items:
      Change in policy liabilities                                                                          677               114
      Change in funds withheld by ceding insurers                                                           228                (5)
      Change in current income taxes payable                                                                (71)               (7)
      Future income tax expense                                                                             (27)               25
      Other                                                                                                (216)              429
                                                                                                 ---------------   ---------------
                                                                                                 ---------------   ---------------
Cash flows from operations                                                                                  981               815

Financing Activities
   Issue of common shares                                                                                    12                 2
   Purchased and cancelled common shares                                                                    (33)              (22)
   Issue of debentures                                                                                        -               600
   Issue (repayment) of commercial paper and other loans                                                     (8)              (14)
   Debenture issue costs                                                                                      -                (6)
   Dividends paid                                                                                          (158)             (105)
                                                                                                 ---------------   ---------------
                                                                                                 ---------------   ---------------
                                                                                                           (187)              455

Investment Activities
   Bond sales and maturities                                                                             10,215             6,831
   Mortgage loan repayments                                                                                 455               333
   Stock sales                                                                                              418               225
   Real estate sales                                                                                         34                56
   Change in loans to policyholders                                                                         (11)              (18)
   Change in repurchase agreements                                                                          227              (262)
   Reinsurance transactions                                                                                (428)                -
   Investment in bonds                                                                                  (10,913)           (8,165)
   Investment in mortgage loans                                                                            (466)             (123)
   Investment in stocks                                                                                    (500)              (85)
   Investment in real estate                                                                                (21)               (8)
                                                                                                 ---------------   ---------------
                                                                                                 ---------------   ---------------
                                                                                                           (990)           (1,216)

Increase in cash and certificates of deposit                                                               (196)               54

Cash and certificates of deposit, beginning of year                                                       2,461               912
                                                                                                 ---------------   ---------------
                                                                                                 ---------------   ---------------

Cash and certificates of deposit, end of period                                                         $ 2,265             $ 966
                                                                                                 ===============   ===============
                                                                                                 ===============   ===============



Notes to Interim Consolidated Financial Statements (unaudited)
(in $ millions, except per share amounts)

1.   Basis of Presentation and Summary of Accounting Policies

(a) The interim unaudited consolidated financial statements of Great-West Lifeco Inc. (Lifeco or the Company) at March 31, 2004 have been prepared in accordance with Canadian generally accepted accounting principles, using the same accounting policies and methods of computation followed in the consolidated financial statements for the year ended December 31, 2003, except as noted below. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto in the Company's annual report dated December 31, 2003.

(b)  New Accounting Requirements for 2004

     Stock Based Compensation

     Effective January 1, 2004, the Canadian Institute of Chartered Accountants
     (CICA) Handbook Section 3870 Stock-Based Compensation and Other Stock-Based Payments was amended to require expense treatment of all stock based compensation and payments at grant date for options granted beginning on or after January 1, 2002. This change in accounting policy has been applied retroactively without restatement of prior years' financial statements and, results in a charge of $4 to shareholders' surplus, a charge of $1 to non-controlling interests and an increase in contributed surplus of $5.

(c) Certain of 2003 amounts presented for comparative purposes have been reclassified to conform to the presentation adopted in the current year.



2.   Restructuring Costs

     Following the acquisition of CLFC on July 10, 2003, the Company developed a plan to restructure and exit selected operations of Canada Life Financial Corporation (CLFC). The Company expects the restructuring to be substantially completed by the end of 2004. Costs of $497 are expected to be incurred as a result and consist primarily of exit and consolidation activities involving operations and systems, compensation costs and facilities. The costs include approximately $412 that was recognized as part of the purchase equation of CLFC. Costs of approximately $85 will be charged to income as incurred.

     The following details the amount and status of restructuring and exit program costs:


                                               Expected      Amounts         Amounts       Total amounts       Balance
                                             total costs  utilized - 2003 utilized - 2004    utilized      March 31, 2004
                                             ---------------------------- --------------  ---------------  ----------------

     Eliminating duplicate systems                  $ 118           $ 13           $ 17             $ 30              $ 88
     Exiting and consolidating operations              71             28             12               40                31
     Compensation costs                               264             84             18              102               162
     Exiting and consolidating facilities              44              -              2                2                42
                                             ---------------------------- --------------  ---------------  ----------------
                                                   $ 497          $ 125           $ 49            $ 174             $ 323
                                             ============================ ==============  ===============  ================

     Accrued on acquisition                         $ 412           $ 94           $ 40            $ 134             $ 278
     Expense as incurred                               85             31              9               40                45
                                             ---------------------------- --------------  ---------------  ----------------
                                                    $ 497          $ 125           $ 49            $ 174             $ 323
                                             ============================ ==============  ===============  ================

     Canada/Europe                                  $ 452          $ 108           $ 40            $ 148             $ 304
     United States                                     45             17              9               26                19
                                             ---------------------------- --------------  ---------------  ----------------
                                                    $ 497          $ 125           $ 49            $ 174             $ 323
                                             ============================ ==============  ===============  ================


3.   Goodwill and Intangible Assets

(a) Carrying value of goodwill and changes in carrying value of goodwill for the three months ended March 31 are as follows:


                                                                               2004              2003
                                                                            ------------     --------------
            Balance, beginning of year                                           $5,265            $ 1,158
            Changes in allocation of purchase price of CLFC                         101                  -
            Changes in foreign exchange rates                                         -                 (5)
                                                                            ------------     --------------
                                                                            ------------     --------------
            Balance, end of period                                               $5,366            $ 1,153
                                                                            ============     ==============


     The change in the allocation of the purchase price of CLFC consists of decreases in the values of bonds and other assets acquired of $16, increases in the value of policy liabilities assumed of $9 and increases in the value of other liabilities assumed of $76.

     The goodwill arising from the CLFC acquisition may be adjusted in 2004 in terms of both amount and allocation to the Company's major reportable segments as part of the finalization of the allocation of the purchase price to the assets acquired and liabilities assumed of CLFC.

 (b) Carrying value of intangible assets and changes in carrying value of intangible assets for the three months ended March 31 are as follows:

                                                                               2004              2003
                                                                            ------------     --------------
            Balance, beginning of year                                           $1,398              $ 529
            Amortization of finite life intangible assets                            (3)                 -
            Changes in foreign exchange rates                                         4                  -
                                                                            ------------     --------------
                                                                            ------------     --------------
            Balance, end of period                                               $1,399              $ 529
                                                                            ============     ==============


4.   Commercial Paper and Other Loans

     Commercial paper and other loans consist of the following:

As at March 31
                                                                            2004                                 2003
                                                             ------------------------------------- ---------------------------------
                                                             ------------------------------------- ---------------------------------
                                                               Canada/      United                               United
                                                                Europe      States       Total       Canada      States     Total
                                                             ------------------------ ------------ ----------- ---------------------
                                                             ------------------------ ------------ ----------- ---------------------
       Short Term
           Commercial paper and other short term
                borrowings with interest rates from
                1.1% to 1.2% (1.4% in 2003)                           $ -      $ 121        $ 121         $ -       $ 139      $ 139
           Revolving credit in respect of reinsurance
                business with interest rates from 1.3%
                to 2.9% maturing within one year
                (1.6% to 3.4% in 2003)                                 26          -           26          37           -         37
                                                             ------------------------ ------------ ----------- ---------------------
                                                             ------------------------ ------------ ----------- ---------------------
       Total short term                                                26        121          147          37         139        176
                                                             ------------------------ ------------ ----------- ---------------------
                                                             ------------------------ ------------ ----------- ---------------------

       Long Term
         Operating:
           First mortgages secured by real estate and limited
                recourse mortgages at interest rates from
                6.4% to 11.4% in 2003                                   -          -            -         122           -        122
           Other notes payable with interest of 8.0%                   11          -           11          13           -         13
                                                             ------------------------ ------------ ----------- ---------------------
                                                             ------------------------ ------------ ----------- ---------------------
                                                                       11          -           11         135           -        135
                                                             ------------------------ ------------ ----------- ---------------------
                                                             ------------------------ ------------ ----------- ---------------------
         Capital:
           Five year term facility at rates of: $471 at Canadian
                90-day Bankers' Acceptance; $126 at
                90-day LIBOR rate                                     597          -          597           -           -          -
           Subordinated debentures due September 11, 2011 bearing
                 a fixed rate of 8% until 2006 and, thereafter,
                 at a rate equal to the Canadian 90-day Bankers'
                 Acceptance rate plus 1%                              277          -          277           -           -          -
           Series A subordinated debentures due
                 December 11, 2013 bearing a fixed rate of 5.8%
                 until 2008 and, thereafter, at a rate equal to
                 the Canadian 90-day Bankers'
                 Acceptance rate plus 1%                              210          -          210           -           -          -
           6.75% Debentures due August 10, 2015,
                 unsecured                                            200          -          200         200           -        200
           6.14% Debentures due March 21, 2018,
                 unsecured                                            200          -          200         200           -        200
           Series B 6.40% Debentures due
                 December 11, 2028, unsecured                         101          -          101           -           -          -
           6.74% Debentures due November 24, 2031,
                 unsecured                                            200          -          200         200           -        200
           6.67% Debentures due March 21, 2033,
                 unsecured                                            400          -          400         400           -        400
           7.25% Subordinated capital income securities
                 redeemable by the Company on or after
                 June 30, 2004, due June 30, 2048,
                  unsecured (U.S.$175)                                  -        229          229           -         257        257

                                                             ------------------------ ------------ ----------- ---------------------
                                                             ------------------------ ------------ ----------- ---------------------
           Sub total                                                2,185        229        2,414       1,000         257      1,257
                                                             ------------------------ ------------ ----------- ---------------------
                                                             ------------------------ ------------ ----------- ---------------------

       Total long term                                              2,196        229        2,425       1,135         257      1,392
                                                             ------------------------ ------------ ----------- ---------------------
                                                             ------------------------ ------------ ----------- ---------------------

       Total                                                      $ 2,222      $ 350       $2,572     $ 1,172       $ 396    $ 1,568
                                                             ======================== ============ =========== =====================
                                                             ======================== ============ =========== =====================


5.   Non-Controlling Interests

     The Company controlled a 100% equity interest in The Great-West Life Assurance Company (Great-West), London Life Insurance Company (London Life) and Great-West Life & Annuity Insurance Company (GWL&A) at March 31, 2004 and March 31, 2003 and in The Canada Life Assurance Company (Canada Life) at March 31, 2004. The non-controlling interests of GWL&A, Great-West, London Life, Canada Life and its subsidiaries are:




     a)   For the three months ended March 31                                           2004       2003
                                                                                    ---------- ----------
          Participating policyholder
                    Net income attributable to participating policyholder
                       before policyholder dividends
                         Great-West                                                      $ 24       $ 25
                         London Life                                                      142        133
                         Canada Life                                                       46          -
                         GWL&A                                                             58         47

                    Policyholder dividends
                         Great-West                                                       (22)       (23)
                         London Life                                                     (130)      (130)
                         Canada Life                                                      (46)         -
                         GWL&A                                                            (52)       (47)
                                                                                    ---------- ----------
                                                                                    ---------- ----------
                    Net income                                                             20          5
                                                                                    ---------- ----------

          Preferred shareholder dividends of subsidiaries                                   5          3

          Non-controlling interests in capital stock and surplus                            -          -
                                                                                    ---------- ----------
                                                                                    ---------- ----------
          Total                                                                          $ 25        $ 8
                                                                                    ========== ==========

          Distribution on Great-West Life Capital Trust Securities                        $ 5        $ 5
          Distribution on Canada Life Capital Trust Securities                              7          -
          Trust units held by consolidated group as temporary investments                  (5)         -
                                                                                    ---------- ----------
                                                                                    ---------- ----------
          Total                                                                           $ 7        $ 5
                                                                                    ========== ==========



   b)As at
                                                              March 31,      December 31,     March 31,
                                                                2004            2003             2003
                                                             -------------   -----------    -------------
           Participating policyholder
              undistributed surplus
                     Great-West                                     $ 346         $ 345            $ 332
                     London Life                                      998           985              914
                     Canada Life                                       48            50                -
                     GWL&A                                            211           202              227
                                                             -------------   -----------    -------------
                                                                    1,603         1,582            1,473

           Preferred shareholders of subsidiaries                     370           370              209

           Non-controlling interests in capital stock and surplus       -             -                1

           Trust units issued by Great-West Life Capital Trust        350           350              350
           Trust units issued by Canada Life Capital Trust            450           450                -
           Acquisition related fair market value adjustment            40            41                -
           Trust securities held by consolidated group
              as temporary investments                               (322)         (375)              (9)
                                                             -------------   -----------    -------------
                                                                      518           466              341
                                                             -------------   -----------    -------------
                                                                  $ 2,491       $ 2,418          $ 2,024
                                                             =============   ===========    =============



6.   Capital Stock
     Authorized
          Unlimited First Preferred Shares, Class A Preferred Shares and Second Preferred Shares Unlimited Common Shares

     Issued and Outstanding

                                                     March 31, 2004                  March 31, 2003
                                           ------------------------------- -------------------------------
                                           ---------------------------------------------------------------
                                                Number        Stated Value      Number        Stated Value
                                           -----------------  ------------------------------  ------------
                                           -----------------  ------------ -----------------  ------------

     Preferred Shares:

          Series C, 7.75% Non-Cumulative
              First Preferred Shares                      -           $ -         4,000,000         $ 100
          Series D, 4.70% Non-Cumulative
              First Preferred Shares              8,000,000           200         8,000,000           200
          Series E, 4.80% Non-Cumulative
              First Preferred Shares             23,868,131           597                 -             -
          Series F, 5.90% Non-Cumulative
              First Preferred Shares              7,957,006           199                 -             -
          Series 1, 5.00% Non-Cumulative
              Class A Preferred Shares            5,192,242           130         5,192,242           130
                                           -----------------  ------------ -----------------  ------------
                                           -----------------  ------------ -----------------  ------------
          Balance, end of period                 45,017,379       $ 1,126        17,192,242         $ 430
                                           -----------------  ------------ -----------------  ------------
                                           -----------------  ------------ -----------------  ------------

     Common Shares:

          Balance, beginning of year            446,561,962       $ 4,658       366,376,712       $ 1,552
          Purchased and cancelled under
              Normal Course Issuer Bid             (684,500)           (7)         (600,700)           (3)
          Issued under Stock Option Plan            825,639            11           149,946             2
                                           -----------------  ------------ -----------------  ------------
                                           -----------------  ------------ -----------------  ------------

          Balance, end of period                446,703,101       $ 4,662       365,925,958       $ 1,551
                                           -----------------  ------------ -----------------  ------------
                                           -----------------  ------------ -----------------  ------------
     Total Capital Stock                                          $ 5,788                         $ 1,981
                                                              ============                    ============
                                                              ============                    ============



7.   Stock Based Compensation

     141,000 options were granted under the Company's stock option plan for the three months ended March 31, 2004 (367,000 options were granted during the first quarter of 2003). The weighted-average fair value of options granted during the three months ended March 31, 2004 was $13.05 per option ($9.89 per option during the three months ended March 31, 2003). The fair value of each option granted was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions used for the options granted for the three months ended March 31, 2004 and March 31, 2003 respectively: dividend yield 2.530% (2.820%), expected volatility 25.90% (26.16%), risk-free interest rate 4.180% (4.742%), and expected life of 7 years (7 years).

     In accordance with the fair value based method of accounting compensation expense has been recorded on the options granted under the Company's stock option plan since January 1, 2002 based on the fair value of the options granted, amortized over the vesting period. Compensation expense of $2 million, after tax, has been recognized for the three months ended March 31, 2004. For the three months ended March 31, 2003, the intrinsic value based method of accounting was applied, and as a result, no compensation expense was recorded for options granted under the Company's plan. Had the fair value based method of accounting been applied, compensation expense, net of tax, would have been recorded for the options granted under the Company's plan since January 1, 2002. The Company's net income for the three months ended March 31, 2003 on this basis would have been reduced by less than $1 million and earnings per common share would have been reduced by $0.001.

8.   Reinsurance Transactions

     During the first quarter of 2004, the Company's indirect subsidiary, Canada Life, ceded 100% of its U.S. group insurance business to a third party on an indemnity reinsurance basis. The ceded premiums of $423 associated with the transaction have been recorded in the Summary of Consolidated Operations as a reduction of premium income with a corresponding reduction to the change in actuarial liabilities. For the Consolidated Balance Sheet, this transaction resulted in a reduction of cash and other assets of $454, a reduction of policyholder liabilities of $419, and a reduction of other liabilities of $35.

9.   Earnings Per Common Share

The following table provides the reconciliation between basic and diluted earnings per common share:


                                                                               For the three months
                                                                                   ended March 31
                                                                           -------------------------------
                                                                           -------------------------------
                                                                               2004             2003
                                                                           --------------  ---------------
                                                                           --------------  ---------------

      a)  Earnings

          Net income - common shareholders                                         $ 376            $ 253
                                                                           ==============  ===============
                                                                           ==============  ===============

      b)  Number of Common Shares at March 31

          Average number of common shares outstanding                        446,686,942      366,235,013
          Add:

              -Potential exercise of outstanding stock options                 4,251,386        4,019,373
                                                                           --------------  ---------------
                                                                           --------------  ---------------

          Average number of common shares outstanding - diluted basis        450,938,328      370,254,386
                                                                           ==============  ===============
                                                                           ==============  ===============

      Earnings per Common Share

          Basic                                                                  $ 0.841          $ 0.690
                                                                           ==============  ===============
                                                                           ==============  ===============

          Diluted                                                                $ 0.833          $ 0.683
                                                                           ==============  ===============
                                                                           ==============  ===============


10.  Commitments (changes since December 31, 2003 annual report)

     LRG has a syndicated letter of credit facility providing U.S. $1,100 in letters of credit capacity. At December 31, 2003 LRG had issued U.S. $925 in letters of credit under the facility. On January 5, 2004 two transactions resulted in the reduction of total issued letters of credit to U.S. $818.

     LRG has issued U.S. $850 in letters of credit as at March 31, 2004.

11.  Segmented Information

     Consolidated Operations
       (A)  Consolidated Operations :

            For the three months ended March 31, 2004


                                                                             Canada/Europe
                                         -------------------------------------------------------------------------------------------
                                         -------------------------------------------------------------------------------------------
                                                                    Shareholder                             Participating
                                         -----------------------------------------------------------------  ------------------------
                                                       Individual
                                                       Insurance &                                                          Total
                                            Group      Investment    Europe/                                               Canada/
                                          Insurance    Products     Reinsurance  Corporate       Total         Total       Europe
                                         ------------ ----------   ------------------------- -------------  ------------------------
                                         ------------ ----------   ------------ ------------ -------------  ------------------------
            Income:
              Premium income                   $ 619      $ 836        $ 1,261          $ -       $ 2,716         $ 464      $ 3,180
              Net investment income               72        258            204            5           539           354          893
              Fee and other income                29        137             83            5           254             -          254
                                         ------------ ----------   ------------ ------------ -------------  ------------------------
                                         ------------ ----------   ------------ ------------ -------------  ------------------------

            Total income                         720      1,231          1,548           10         3,509           818        4,327
                                         ------------ ----------   ------------ ------------ -------------  ------------------------
                                         ------------ ----------   ------------ ------------ -------------  ------------------------

            Benefits and Expenses:
              Paid or credited to
                      policyholders              465        912          1,326            5         2,708           703        3,411
              Other                              184        178            136            7           505            87          592
              Restructuring costs                  -          -              -            -             -             -            -
              Amortization of
                      intangible assets            -          -              -            3             3             -            3
              Distribution on capital
                      trust securities             -          -              -            7             7             -            7
                                         ------------ ----------   ------------ ------------ -------------  ------------------------
                                         ------------ ----------   ------------ ------------ -------------  ------------------------
            Net operating income
              before income taxes                 71        141             86          (12)          286            28          314

            Income taxes                          17         31              9          (14)           43            13           56
                                         ------------ ----------   ------------ ------------ -------------  ------------------------
                                         ------------ ----------   ------------ ------------ -------------  ------------------------

            Net income before
                non-controlling
                interests                         54        110             77            2           243            15          258

            Non-controlling interests              -          -              -            5             5            15           20
                                         ------------ ----------   ------------ ------------ -------------  ------------------------
                                         ------------ ----------   ------------ ------------ -------------  ------------------------

            Net income                          $ 54      $ 110           $ 77         $ (3)        $ 238           $ -        $ 238
                                         ============ ==========   ============ ============ =============  ========================
                                         ============ ==========   ============ ============ =============  ========================



            Summary of Net Income

              Preferred shareholder
                      dividends                  $ -        $ -            $ -         $ 14          $ 14           $ -         $ 14
              Net income -  common
                       shareholders               54        110             77          (17)          224             -          224
                                         ------------ ----------   ------------ ------------ -------------  ------------------------
                                         ------------ ----------   ------------ ------------ -------------  ------------------------
            Net income                          $ 54      $ 110           $ 77         $ (3)        $ 238           $ -        $ 238
                                         ============ ==========   ============ ============ =============  ========================
                                         ============ ==========   ============ ============ =============  ========================



     For the three months ended March 31, 2004

                                                              United States
                                 -----------------------------------------------------------------------------
                                 -----------------------------------------------------------------------------
                                                     Shareholder                    Participating
                                 -------------------------------------------------- --------------             Total
                                              Financial                                            Total       Lifeco
                                  Healthcare  Services    Corporate     Total         Total         U.S.      Corporate     Total
                                 ----------- ----------- ----------- ------------ ------------- ------------ ---------- ------------
                                 ----------- ----------- ----------- ------------ ------------- ------------ ---------- ------------

     Income:
         Premium income              $ (168)      $ 251         $ -         $ 83         $ 148        $ 231        $ -       $ 3,411
         Net investment income           46         253           2          301           130          431          -         1,324
         Fee and other income           189          86           2          277             1          278          -           532
                                 ----------- ----------- ----------- ------------ ------------- ------------ ---------- ------------
                                 ----------- ----------- ----------- ------------ ------------- ------------ ---------- ------------

     Total income                        67         590           4          661           279          940          -         5,267
                                 ----------- ----------- ----------- ------------ ------------- ------------ ---------- ------------
                                 ----------- ----------- ----------- ------------ ------------- ------------ ---------- ------------

     Benefits and Expenses:
         Paid or credited to
               policyholders           (273)        372           -           99           259          358          -         3,769
         Other                          235          85           3          323            12          335          -           927
         Restructuring costs              -           -           -            -             -            -          9             9
         Amortization of
               intangible assets          -           -           -            -             -            -          -             3
         Distribution on capital
               trust securities           -           -           -            -             -            -          -             7
                                 ----------- ----------- ----------- ------------ ------------- ------------ ---------- ------------
                                 ----------- ----------- ----------- ------------ ------------- ------------ ---------- ------------
     Net operating income
       before income taxes              105         133           1          239             8          247         (9)          552

     Income taxes                        35          44           1           80             3           83         (2)          137
                                 ----------- ----------- ----------- ------------ ------------- ------------ ---------- ------------
                                 ----------- ----------- ----------- ------------ ------------- ------------ ---------- ------------

     Net income before non-controlling
         interests                       70          89           -          159             5          164         (7)          415

     Non-controlling interests            -           -           -            -             5            5          -            25
                                 ----------- ----------- ----------- ------------ ------------- ------------ ---------- ------------
                                 ----------- ----------- ----------- ------------ ------------- ------------ ---------- ------------

     Net income                        $ 70        $ 89         $ -        $ 159           $ -        $ 159       $ (7)        $ 390
                                 =========== =========== =========== ============ ============= ============ ========== ============
                                 =========== =========== =========== ============ ============= ============ ========== ============



     Summary of Net Income

         Preferred shareholder
               dividends                $ -         $ -         $ -          $ -           $ -          $ -        $ -          $ 14
         Net income -  common
              shareholders               70          89           -          159             -          159         (7)          376
                                 ----------- ----------- ----------- ------------ ------------- ------------ ---------- ------------
                                 ----------- ----------- ----------- ------------ ------------- ------------ ---------- ------------
         Net income                    $ 70        $ 89         $ -        $ 159           $ -        $ 159       $ (7)        $ 390
                                 =========== =========== =========== ============ ============= ============ ========== ============
                                 =========== =========== =========== ============ ============= ============ ========== ============


          For the three months ended March 31, 2003


                                                                         Canada
                                     ----------------------------------------------------------------------------------------------
                                                                Shareholder                              Participating
                                     ------------------------------------------------------------------  ------------
                                                   Individual
                                                   Insurance &
                                        Group      Investment                                                             Total
                                      Insurance    Products     Reinsurance  Corporate       Total          Total        Canada
                                     ------------ -----------  ------------ ------------ --------------  ------------ -------------
                                     ------------ -----------  ------------ ------------ --------------  ------------ -------------
          Income:
            Premium income                 $ 574       $ 205       $ 1,152          $ 3        $ 1,934         $ 349       $ 2,283
            Net investment income             51         111           165           32            359           236           595
            Fee and other income              17          84             -            6            107             -           107
                                     ------------ -----------  ------------ ------------ --------------  ------------ -------------
                                     ------------ -----------  ------------ ------------ --------------  ------------ -------------

          Total income                       642         400         1,317           41          2,400           585         2,985
                                     ------------ -----------  ------------ ------------ --------------  ------------ -------------
                                     ------------ -----------  ------------ ------------ --------------  ------------ -------------

          Benefits and Expenses:
            Paid or credited to
                    policyholders            474         227         1,302            9          2,012           500         2,512
            Other                            120          93             7            9            229            68           297
            Distribution on capital
                    trust securities           -           -             -            5              5             -             5
                                     ------------ -----------  ------------ ------------ --------------  ------------ -------------
                                     ------------ -----------  ------------ ------------ --------------  ------------ -------------
          Net operating income
            before income taxes               48          80             8           18            154            17           171

          Income taxes                        12          20            (3)          (5)            24            12            36
                                     ------------ -----------  ------------ ------------ --------------  ------------ -------------
                                     ------------ -----------  ------------ ------------ --------------  ------------ -------------

          Net income before non-controlling
              interests                       36          60            11           23            130             5           135

          Non-controlling interests            -           -             -            3              3             5             8
                                     ------------ -----------  ------------ ------------ --------------  ------------ -------------
                                     ------------ -----------  ------------ ------------ --------------  ------------ -------------

          Net income                        $ 36        $ 60          $ 11         $ 20          $ 127           $ -         $ 127
                                     ============ ===========  ============ ============ ==============  ============ =============
                                     ============ ===========  ============ ============ ==============  ============ =============



          Summary of Net Income

            Preferred shareholder
                    dividends                $ -         $ -           $ -          $ 6            $ 6           $ -           $ 6
            Net income -  common
                     shareholders             36          60            11           14            121             -           121
                                     ------------ -----------  ------------ ------------ --------------  ------------ -------------
                                     ------------ -----------  ------------ ------------ --------------  ------------ -------------
          Net income                        $ 36        $ 60          $ 11         $ 20          $ 127           $ -         $ 127
                                     ============ ===========  ============ ============ ==============  ============ =============
                                     ============ ===========  ============ ============ ==============  ============ =============


     For the three months ended March 31, 2003

                                                                  United States
                                 -----------------------------------------------------------------------------
                                                    Shareholder                     Participating
                                 -------------------------------------------------- -------------              Total
                                               Financial                                            Total      Lifeco
                                  Healthcare   Services    Corporate     Total        Total         U.S.      Corporate     Total
                                 ------------ ----------- ----------- ------------ ------------  ----------- -----------------------
     Income:
         Premium income                $ 373       $ 210         $ -        $ 583         $ 83        $ 666        $ -       $ 2,949
         Net investment income            29         188           9          226          127          353          -           948
         Fee and other income            240          85           1          326            -          326          -           433
                                 ------------ ----------- ----------- ------------ ------------  ----------- ---------- ------------
                                 ------------ ----------- ----------- ------------ ------------  ----------- ---------- ------------

     Total income                        642         483          10        1,135          210        1,345          -         4,330
                                 ------------ ----------- ----------- ------------ ------------  ----------- ---------- ------------
                                 ------------ ----------- ----------- ------------ ------------  ----------- ---------- ------------

     Benefits and Expenses:
         Paid or credited to
               policyholders             288         320          (1)         607          203          810          -         3,322
         Other                           246          79           2          327            6          333          -           630
         Distribution on capital
               trust securities            -           -           -            -            -            -          -             5
                                 ------------ ----------- ----------- ------------ ------------  ----------- ---------- ------------
                                 ------------ ----------- ----------- ------------ ------------  ----------- ---------- ------------
     Net operating income
       before income taxes               108          84           9          201            1          202          -           373

     Income taxes                         38          24           7           69            1           70          -           106
                                 ------------ ----------- ----------- ------------ ------------  ----------- ---------- ------------
                                 ------------ ----------- ----------- ------------ ------------  ----------- ---------- ------------

     Net income before non-controlling
         interests                        70          60           2          132            -          132          -           267

     Non-controlling interests             -           -           -            -            -            -          -             8
                                 ------------ ----------- ----------- ------------ ------------  ----------- ---------- ------------
                                 ------------ ----------- ----------- ------------ ------------  ----------- ---------- ------------

     Net income                         $ 70        $ 60         $ 2        $ 132          $ -        $ 132        $ -         $ 259
                                 ============ =========== =========== ============ ============  =========== ========== ============
                                 ============ =========== =========== ============ ============  =========== ========== ============



     Summary of Net Income

         Preferred shareholder
               dividends                 $ -         $ -         $ -          $ -          $ -          $ -        $ -           $ 6
         Net income -  common
              shareholders                70          60           2          132            -          132          -           253
                                 ------------ ----------- ----------- ------------ ------------  ----------- ---------- ------------
                                 ------------ ----------- ----------- ------------ ------------  ----------- ---------- ------------
         Net income                     $ 70        $ 60         $ 2        $ 132          $ -        $ 132        $ -         $ 259
                                 ============ =========== =========== ============ ============  =========== ========== ============
                                 ============ =========== =========== ============ ============  =========== ========== ============
